Exhibit 99.1

Contacts

Investor Contact: Kurt R. Harrington 703-312-9647 or kharrington@fbr.com

Media Contact: Lauren M. Burk 703-469-1004 lburk@fbr.com

FBR Announces Financial Results

For Third Quarter of 2005

After-Tax Net Earnings of $23.0 Million, Diluted Earnings per Share of $0.14

Arlington, Va., Oct. 25, 2005 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced net income after tax for the quarter ended September 30, 2005 of $23.0 million, or $0.14 per share (diluted), compared to $92.1 million, or $0.55 per share (diluted), for the third quarter of 2004. Net revenue for the quarter was $178.6 million, down 27% from net revenue of $243.7 million in the third quarter of 2004.

On September 13, 2005, FBR declared a quarterly regular dividend of $0.34 per share for the third quarter of 2005, which will be paid on October 31, 2005 to shareholders of record on September 30, 2005. As discussed further below, the company expects to later declare a reduced quarterly dividend of $0.20 per share for the fourth quarter of 2005 to be paid in early 2006.

The company’s net after-tax earnings for the first nine months of 2005 were $100.7 million, or $0.59 per share (diluted), compared to $263.0 million, or $1.56 per share (diluted), for the first three quarters of 2004. Net revenue for the first three quarters of 2005 was $548.8 million, compared to $642.8 million for the first nine months of 2004. Book value per share as of September 30, 2005 was $8.21, and book value per share net of Accumulated Other Comprehensive Income (AOCI) was $9.44.1

“The third quarter results reflect continued pressure on our spread-based business not only from the current interest rate environment but also from accelerated mortgage prepayment speeds. These factors resulted in lower returns from our portfolio of REIT qualified mortgage-related investments. In contrast, both our investment banking and institutional brokerage groups turned in solid performances, although not at the record setting levels we achieved in the third quarter of 2004,” said Eric F. Billings, Chairman and Chief Executive Officer of FBR.

Equity Capital Markets

•	Investment banking revenue for the quarter was $89.1 million, down from the record $141.6 million generated in the third quarter of last year. Revenue for the first nine months of 2005 was $278.2 compared to $294.7 million in the first three quarters of 2004.

•	Revenue from institutional brokerage during the quarter was up on a year-to-year basis, increasing from $22.7 million in the third quarter of 2004 to $33.7 million in the third quarter of 2005, primarily due to revenues associated with mortgage trading. September represented our best institutional trading month since February of this year.

•	For the first nine months of 2005, brokerage revenue totaled $84.8 million, up slightly from the $84.4 million generated in the first nine months of 2004.

•	For the first nine months of the year, FBR was ranked as the:

•	number one (#1) book-running manager of common stock offerings for U.S. companies with a market capitalization of $2 billion or less.[2]

•	number nine (#9) book-running manager for all common stock offerings for U.S. companies.[2]

•	number two (#2) book-running manager for domestic oil and gas common stock offerings.[3]

•	In the third quarter, FBR completed 27 managed underwritings and corporate finance transactions with an aggregate value of $13.5 billion, including:

•	Five initial public offerings with a combined value of $804.1 million

•	Six secondary offerings with an aggregate value of $3.9 billion

•	Four private equity placements with a value of $767.8 million

•	Nine asset-backed securities (ABS) transactions with a total value of $7.6 billion

•	Average common equity transaction size for the third quarter 2005 rose 46% from $249.7 million in the third quarter of 2004 to $365.4 million.

•	In the third quarter of 2005, FBR’s ABS banking group’s aggregate transaction value was nearly equal to that of the combined volume for the first two quarters of the year. Year to date, the group, which continues to gain momentum, has completed 20 transactions with an aggregate value of $15.5 billion.

“Our investment banking franchise has continued to gain market share in equity underwriting throughout 2005 and is expanding its presence in each of our industry groups,” said J. Rock Tonkel, President and Head of Investment Banking. “As our reputation grows, we are adding clients across industries and winning larger and more varied assignments from an increasingly broad client base. In recent years, our strategy has been to patiently invest in industries whose business cycles complement those in which we already have a well-established, leading market presence.

“Our strategy is succeeding. Revenue from our energy practice – now ranked as the #2 book-running underwriter for domestic oil and gas equity offerings – has grown more than 600% in 2005 as capital raising activity in financial services and real estate has declined. We are seeing increased activity in other industry groups, and our robust pipeline in energy, industrials and growth companies makes us optimistic about transaction activity in coming quarters.”

Principal Investment and Mortgage Banking

FBR’s principal investing and mortgage banking revenue, net of related interest expense and the provision for loan losses, was $52.8 million during the third quarter of 2005, compared to $68.7 million during the third quarter of 2004 and $70.6 million for the second quarter of 2005. As of September 30, 2005, FBR’s mortgage portfolio totaled $17.8 billion.

2

“The third quarter portfolio performance was characterized by a continuation of the spread compression we have experienced for the last seven quarters. The impact of rising short-term rates was only part of the story as prepayment speeds accelerated during the quarter, and the resulting increased premium amortization caused yields to fall at the same time that funding costs were rising for the mortgage-backed securities (MBS) portfolio. This compression was significantly offset by the continuation of our non-conforming portfolio build-out,” commented Richard J. Hendrix, President and Chief Operating Officer.

“It is important to understand the nature of the assets in the mortgage portfolio as we consider this continued compression of spreads in the third quarter,” Mr. Hendrix continued. “Approximately $6.5 billion of our MBS portfolio will prepay or re-price in the next 18 months. For every dollar reinvested, today’s expected yield for a 3/1 agency ARM is approximately 1.75% higher than the yield on the current portfolio. This rapid re-pricing will provide the company with attractive reinvestment opportunities in the coming quarters. This refinancing, or re-pricing, should also meaningfully reduce the negative mark (or AOCI) in the MBS portfolio over the next six quarters as we receive our full principal and amortize the associated premium.

Additionally, at the end of the quarter, the company had approximately $7.5 billion of its total funding hedged primarily in the form of interest rate caps ranging from 4.25% - 4.5%.”

•	During the third quarter of 2005, FBR’s mortgage portfolio had a weighted average annual yield of 4.49%, and the weighted average financing rate was 3.76% (including the benefit of hedging), resulting in a net interest spread of 73 basis points for the quarter. This compares to a net interest spread of 91 basis points for the portfolio in the second quarter.

•	Amortization of mortgage premiums during the third quarter of 2005 was $24.9 million, compared to $18.5 million for the second quarter of 2005. One month constant prepayment rates (CPRs) in the mortgage portfolio moved higher in the third quarter, averaging 27.61, compared to 25.15 in the second quarter.

•	On September 30, 2005, the mortgage portfolio continued to maintain a low effective duration (a measure of interest rate sensitivity) of 1.29, compared to 1.12 as of June 30, 2005.

The total value of FBR’s merchant banking portfolio and other long-term investments was $361.1 million as of September 30, 2005. Of this total, $295.7 million was held in the merchant banking equity portfolio, $49.0 million was held in alternative asset funds, and $16.4 million was held in other long-term investments.

•	During the third quarter of 2005, FBR recorded $8.8 million of dividend income.

•	FBR realized $4.6 million in merchant banking and other long-term investment gains during the quarter, primarily due to the sale of securities in this portfolio.

•	The merchant banking equities portfolio had net unrealized losses of $52.0 million as of September 30, 2005 that are included in accumulated other comprehensive income, compared to a net unrealized gain of $11.1 million as of June 30, 2005.

In the third quarter, First NLC, whose financial results are now fully consolidated into FBR’s operational performance, continued its record-setting performance, originating $1.6 billion in

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mortgages, an increase of 78% over the third quarter of 2004. At the end of the third quarter, FNLC had increased its annualized run rate for mortgage originations to approximately $7 billion, more than double the annual run rate at the beginning of the year. At the same time, FNLC has continued to steadily reduce its net loan origination costs. During the third quarter, FNLC’s contribution to revenue, including gain-on-sale of mortgage loans and net interest income on loans held for sale, was $28.1 million. Total expenses related to FNLC were $26 million during the quarter and are the primary reason total expenses for the quarter were up year over year.

Asset Management

During the quarter, FBR formed the FBR Asset Management Group, which combines all of the company’s asset management activities, including the mutual fund and alternative asset management businesses. Pursuant to this consolidation, Dave Ellison, President and Chief Investment Officer, FBR Funds, assumed management responsibility for two of our proprietary partnerships.

“We are all very pleased to have Dave take a broader role in managing FBR investment products. He has a track record over a twenty-year plus career which demonstrates that he is one of the truly gifted portfolio managers active in U.S. equities today,” Mr. Billings said.

•	Base and incentive fees were $8.7 million for the quarter and $25.4 million for the first nine months of 2005. The quarterly results were essentially flat year to year, and the fees for the first nine months increased about 11%.

•	Total funds under management were $2.8 billion as of September 30, 2005, compared to $3.2 billion on June 30, 2005.

•	Mutual fund assets totaled $2.1 billion at the end of the third quarter compared to $2.2 billion at the close of the second quarter of 2005. Year to year, assets increased 5% over the $2.0 billion held at the close of the third quarter of 2004.

A Change in Dividend Expectations

“Based on the company’s performance year to date and our expectations for the next several quarters, we have determined that the appropriate dividend action is to reduce our quarterly payout from $0.34 a share to $0.20 a share. This decision should allow the company to return to the business model of growing core book value by retaining the earnings of our taxable businesses. Additionally, at this dividend level, we believe that we can continue to maintain steady quarterly dividends despite fluctuations in quarterly earnings,” said Mr. Billings. “FBR has an exceptionally profitable and valuable group of taxable businesses, most notably, our investment banking and institutional brokerage businesses. This business mix and business model provides, we believe, a powerful growth dynamic through the generation of capital and earnings in most environments, but also provides the ability to maintain a more sustainable dividend in challenging markets than the portfolio alone might provide.”

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The firm will host an earnings conference call tomorrow morning, Wednesday, October 26, 2005, at 9:00 a.m. U.S. EDT. Investors wishing to listen to the conference call may do so via the web at: http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome.

Replays of the webcast will be available after the call.

Friedman, Billings, Ramsey Group, Inc. provides investment banking4, institutional brokerage4, asset management, and private client services through its operating subsidiaries and invests in mortgage-related assets and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Boston, Cleveland, Dallas, Denver, Houston, Irvine, London, New York, Phoenix, San Francisco, Seattle, and Vienna. FNLC is headquartered in Deerfield Beach, FL. For more information, visit http://www.fbr.com.

[1]	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.
[2]	Source: Dealogic. Relates to total dollar amount, with over-allotment, of all U.S. IPOs, secondary offerings and private placements for U.S. issuers valued at $2 billion or less and all U.S. issuers, respectively; priced between 1/1/05 and 9/30/05, with apportioned credit to all book-runners. Excludes closed-end funds and best efforts.
[3]	Source: Dealogic. Relates to total dollar amount, with over-allotment, of all IPOs, secondary offerings and private placements for U.S. issuers in the oil and gas general industry group; priced between 1/1/05 and 9/30/05, with apportioned credit to all book-runners. Excludes closed-end funds and best efforts.
[4]	Friedman, Billings, Ramsey & Co., Inc.

Financial data follows.

Statements concerning future performance, developments, events, market forecasts, revenue, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the S.E.C.

# # #

5

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter ended September 30,
	2005	%	2004	%
REVENUES:
Investment banking:
Capital raising	$86,035	48.2%	$130,019	53.4%
Advisory	3,026	1.7%	11,602	4.8%
Institutional brokerage:
Principal transactions	4,348	2.4%	4,241	1.8%
Agency commissions	20,445	11.4%	18,505	7.6%
Mortgage trading interest	11,304	6.3%	—	0.0%
Mortgage trading net investment loss	(2,401)	-1.3%	—	0.0%
Asset management:
Base management fees	7,914	4.4%	7,044	2.9%
Incentive allocations and fees	832	0.5%	1,737	0.7%
Principal investment:
Interest	144,401	80.8%	88,035	36.1%
Net investment income	4,866	2.7%	19,090	7.8%
Dividends	8,772	4.9%	5,820	2.4%
Mortgage Banking:
Interest	29,383	16.4%	—	0.0%
Gain on sale of loans, net	17,600	9.9%	—	0.0%
Other	3,376	1.9%	1,827	0.7%

Total revenues	339,901	190.2%	287,920	118.2%
Interest expense	156,373	87.5%	44,265	18.2%
Provision for loan losses	4,890	2.7%	—	0.0%

Revenues, net of interest expense and provision for loan losses	178,638	100.0%	243,655	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	88,348	49.5%	95,824	39.3%
Professional services	16,158	9.0%	13,421	5.5%
Business development	8,815	4.9%	8,284	3.4%
Clearing and brokerage fees	2,363	1.3%	1,556	0.6%
Occupancy and equipment	9,397	5.4%	3,898	1.6%
Communications	5,561	3.1%	3,348	1.4%
Other operating expenses	16,861	9.4%	4,846	2.1%

Total non-interest expenses	147,503	82.6%	131,177	53.9%

Net income before income taxes	31,135	17.4%	112,478	46.1%
Income tax provision	8,090	4.5%	20,329	8.3%

Net income	$23,045	12.9%	$92,149	37.8%

Basic earnings per share	$0.14		$0.55

Diluted earnings per share	$0.14		$0.55

Weighted average shares - basic	169,745		167,593

Weighted average shares - diluted	170,490		168,800

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2005	%	2004	%
REVENUES:
Investment banking:
Capital raising	$267,887	48.8%	$272,695	42.4%
Advisory	10,344	1.9%	22,027	3.4%
Institutional brokerage:
Principal transactions	14,162	2.5%	15,686	2.4%
Agency commissions	61,772	11.3%	68,702	10.7%
Mortgage trading interest	11,304	2.0%	—	0.0%
Mortgage trading net investment loss	(2,401)	-0.4%	—	0.0%
Asset management:
Base management fees	24,195	4.4%	19,963	3.1%
Incentive allocations and fees	1,187	0.2%	2,958	0.5%
Principal investment:
Interest	360,021	65.6%	264,141	41.1%
Net investment income	18,746	3.4%	74,531	11.6%
Dividends	20,583	3.8%	8,475	1.3%
Mortgage Banking:
Interest	56,993	10.4%	—	0.0%
Gain on sale of loans, net	35,640	6.5%	—	0.0%
Other	9,327	1.7%	4,824	0.8%

Total revenues	889,760	162.1%	754,002	117.3%
Interest expense	334,920	61.0%	111,188	17.3%
Provision for loan losses	6,028	1.1%	—	0.0%

Revenues, net of interest expense and provision for loan losses	548,812	100.0%	642,814	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	244,162	44.5%	228,411	35.5%
Professional services	49,994	9.1%	38,635	6.0%
Business development	36,215	6.6%	33,707	5.2%
Clearing and brokerage fees	6,435	1.2%	6,937	1.1%
Occupancy and equipment	23,893	4.4%	10,128	1.6%
Communications	14,893	2.7%	9,732	1.5%
Other operating expenses	45,695	8.3%	16,168	2.5%

Total non-interest expenses	421,287	76.8%	343,718	53.4%

Net income before income taxes	127,525	23.2%	299,096	46.6%
Income tax provision	26,825	4.9%	36,129	5.6%

Net income	$100,700	18.3%	$262,967	41.0%

Basic earnings per share	$0.60		$1.57

Diluted earnings per share	$0.59		$1.56

Weighted average shares - basic	169,166		166,975

Weighted average shares - diluted	170,122		168,500

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Financial & Statistical Supplement - Operating Results
(Dollars in thousands, except per share data)
(Unaudited)

	YTD 2005	Q-3 05	Q-2 05	Q-1 05
Revenues
Investment banking:
Capital raising	$267,887	$86,035	$95,039	$86,813
Advisory	10,344	3,026	6,180	1,138
Institutional brokerage:
Principal transactions	14,162	4,348	4,187	5,627
Agency commissions	61,772	20,445	19,170	22,157
Mortgage trading interest	11,304	11,304	—	—
Mortgage trading net investment loss	(2,401)	(2,401)	—	—
Asset management:
Base management fees	24,195	7,914	7,813	8,468
Incentive allocations and fees	1,187	832	730	(375)
Principal investment:
Interest	360,021	144,401	116,724	98,896
Net investment income	18,746	4,866	17,738	(3,858)
Dividends	20,583	8,772	8,371	3,440
Mortgage Banking:
Interest	56,993	29,383	18,118	9,492
Gain on sale of loans, net	35,640	17,600	14,559	3,481
Other	9,327	3,376	3,455	2,496

Total revenues	889,760	339,901	312,084	237,775
Interest expense	334,920	156,373	103,725	74,822
Provision for loan losses	6,028	4,890	1,138	—

Revenues, net of interest expense and provision for loan losses	548,812	178,638	207,221	162,953

Non-interest expenses
Compensation and benefits	244,162	88,348	80,015	75,799
Professional services	49,994	16,158	20,186	13,650
Business development	36,215	8,815	11,962	15,438
Clearing and brokerage fees	6,435	2,363	2,040	2,032
Occupancy and equipment	23,893	9,397	8,772	5,724
Communications	14,893	5,561	5,300	4,032
Other operating expenses	45,695	16,861	12,540	16,294

Total expenses	421,287	147,503	140,815	132,969

Net income before income taxes	127,525	31,135	66,406	29,984
Income tax provision	26,825	8,090	13,163	5,572

Net income	$100,700	$23,045	$53,243	$24,412

Net income before income taxes as a percentage of net revenue	23.2%	17.4%	32.0%	18.4%

ROE (annualized)	9.0%	6.3%	14.3%	6.4%
ROE (annualized-excluding AOCI)	8.3%	5.9%	13.8%	6.0%

Total shareholders’ equity	$1,394,137	$1,394,137	$1,519,021	$1,458,861
Total shareholders’ equity, net of AOCI (1)	$1,603,305	$1,603,305	$1,631,955	$1,636,371

Basic earnings per share	$0.60	$0.14	$0.31	$0.15
Diluted earnings per share	$0.59	$0.14	$0.31	$0.14

Ending shares outstanding (in thousands)	169,891	169,891	169,617	169,214

Book value per share	$8.21	$8.21	$8.96	$8.62
Book value per share, net of AOCI (1)	$9.44	$9.44	$9.62	$9.67

Gross assets under management (in millions)
Managed accounts	$437.2	$437.2	$510.4	$242.4
Hedge & offshore funds	239.0	239.0	463.1	601.1
Mutual funds	2,078.1	2,078.1	2,185.0	2,213.9
Private equity and venture capital funds	42.7	42.7	41.3	69.5

Total	$2,797.0	$2,797.0	$3,199.8	$3,126.9

Net assets under management (in millions)
Managed accounts	$255.5	$255.5	$257.3	$223.0
Hedge & offshore funds	227.8	227.8	401.1	490.3
Mutual funds	2,069.9	2,069.9	2,176.6	2,204.2
Private equity and venture capital funds	39.9	39.9	37.8	66.3

Total	$2,593.1	$2,593.1	$2,872.8	$2,983.8

Productive assets under management (in millions)
Managed accounts	$255.5	$255.5	$257.3	$223.0
Hedge & offshore funds	183.3	183.3	332.8	425.3
Mutual funds	2,069.9	2,069.9	2,176.6	2,204.2
Private equity and venture capital funds	51.4	51.4	51.2	79.9

Total	$2,560.1	$2,560.1	$2,817.9	$2,932.4

Employee count	2,455	2,455	2,226	2,123

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Financial & Statistical Supplement - Operating Results
(Dollars in thousands, except per share data)
(Unaudited)

	As of and for the year ending December 31, 2004	Q-4 04	Q-3 04	Q-2 04	Q-1 04
Revenues
Investment banking:
Capital raising	$398,183	$125,488	$130,019	$52,883	$89,793
Advisory	30,115	8,088	11,602	9,107	1,318
Institutional brokerage:
Principal transactions	20,444	4,758	4,241	5,426	6,019
Agency commissions	89,650	20,948	18,505	21,060	29,137
Mortgage trading interest	—	—	—	—	—
Mortgage trading net investment loss	—	—	—	—	—
Asset management:
Base management fees	28,307	8,344	7,044	6,384	6,535
Incentive allocations and fees	10,940	7,982	1,737	(1,444)	2,665
Principal investment:
Interest	350,691	86,550	88,035	87,111	88,995
Net investment income	101,973	27,442	19,090	28,832	26,609
Dividends	14,644	6,169	5,820	1,683	972
Mortgage Banking:
Interest	—	—	—	—	—
Gain on sale of loans, net	—	—	—	—	—
Other	7,155	2,329	1,827	1,683	1,316

Total revenues	1,052,102	298,098	287,920	212,725	253,359
Interest expense	164,156	52,968	44,265	34,276	32,647
Provision for loan losses	—	—	—	—	—

Revenues, net of interest expense and provision for loan losses	887,946	245,130	243,655	178,449	220,712

Non-interest expenses
Compensation and benefits	323,524	95,113	95,824	57,698	74,889
Professional services	50,467	11,832	13,421	15,050	10,164
Business development	44,955	11,248	8,284	8,885	16,538
Clearing and brokerage fees	9,123	2,186	1,556	2,608	2,773
Occupancy and equipment	14,458	4,330	3,898	3,326	2,904
Communications	13,959	4,227	3,348	3,442	2,942
Other operating expenses	22,740	6,570	4,846	5,351	5,973

Total expenses	479,226	135,506	131,177	96,360	116,183

Net income before income taxes	408,720	109,624	112,478	82,089	104,529

Income tax provision	59,161	23,032	20,329	910	14,890

Net income	$349,559	$86,592	$92,149	$81,179	$89,639

Net income before income taxes as a percentage of net revenue	46.0%	44.7%	46.2%	46.0%	47.4%

ROE (annualized)	22.3%	22.2%	24.8%	20.8%	22.1%
ROE (annualized-excluding AOCI)	45.0%	11.1%	12.0%	10.7%	11.8%

Total shareholders’ equity	$1,578,524	$1,578,524	$1,543,361	$1,431,345	$1,685,673
Total shareholders’ equity, net of AOCI (1)	$1,616,686	$1,616,686	$1,588,310	$1,549,918	$1,540,739

Basic earnings per share	$2.09	$0.52	$0.55	$0.49	$0.54
Diluted earnings per share	$2.07	$0.51	$0.55	$0.48	$0.54

Ending shares outstanding (in thousands)	166,932	166,932	166,753	166,632	165,623

Book value per share	$9.46	$9.46	$9.26	$8.59	$10.18
Book value per share, net of AOCI (1)	$9.68	$9.68	$9.52	$9.30	$9.30

Gross assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	631.6	631.6	519.3	430.0	435.4
Mutual funds	2,320.4	2,320.4	1,963.7	1,612.2	1,897.4
Private equity and venture capital funds	52.5	52.5	49.7	50.7	76.5

Total	$3,200.6	$3,200.6	$2,701.4	$2,253.2	$2,488.1

Net assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	589.6	589.6	482.8	409.0	350.5
Mutual funds	2,305.5	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	49.7	49.7	46.4	46.5	70.4

Total	$3,140.9	$3,140.9	$2,649.6	$2,222.7	$2,373.7

Productive assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	488.7	488.7	393.8	329.9	263.8
Mutual funds	2,305.5	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	70.9	70.9	70.9	111.6	131.2

Total	$3,061.2	$3,061.2	$2,585.1	$2,208.7	$2,347.8

Employee count	698	698	665	626	549

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

	30-Sep-05	31-Dec-04
ASSETS

Cash and cash equivalents	$181,534	$231,527
Restricted cash	21,576	—
Receivables	287,188	74,880
Investments:
Mortgage-backed securities, at fair value	9,268,662	11,726,689
Loans held for investment, net	6,999,409	—
Loans held for sale, net	1,541,283	—
Long-term investments	361,131	441,499
Reverse repurchase agreements	488,113	183,375
Trading securities, at fair value	1,429,547	7,744
Due from clearing broker	162,759	95,247
Goodwill	160,525	108,013
Intangible assets, net	27,880	14,404
Furniture, equipment and leasehold improvements, net	40,602	18,733
Prepaid expenses and other assets	70,617	26,177

Total assets	$21,040,826	$12,928,288

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold short, at fair value	$156,428	$17,176
Commercial paper	8,214,835	7,294,949
Repurchase agreements	6,853,306	3,467,569
Securitization financing for loans held for investment	3,809,901	—
Securities purchased	—	144,430
Dividends payable	58,616	65,870
Interest payable	19,943	5,894
Accrued compensation and benefits	56,374	131,218
Accounts payable, accrued expenses and other liabilities	93,358	94,288
Temporary subordinated loan payable	100,000	—
Long-term debt	283,928	128,370

Total liabilities	19,646,689	11,349,764

Shareholders’ equity:
Common stock, 172,530 and 168,897 shares	1,725	1,689
Additional paid-in capital	1,544,661	1,483,640
Employee stock loan receivable including accrued interest (591 and 711 shares)	(4,242)	(4,890)
Deferred compensation	(20,295)	(16,863)
Accumulated other comprehensive loss, net	(209,168)	(38,162)
Retained earnings	81,456	153,110

Total shareholders’ equity	1,394,137	1,578,524

Total liabilities and shareholders’ equity	$21,040,826	$12,928,288

Book Value per Share	$8.21	$9.46

Core Book Value per Share (1)	$9.44	$9.68

Shares Outstanding	169,891	166,932

(1)	Core Book Value excludes Accumulated Other Comprehensive Income (AOCI). AOCI includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.